Exhibit 107
Calculation of Filing Fee Table (1)
FORM 424(b)(2)
(Form Type)
Entergy Texas, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Debt	First Mortgage Bonds, 5.00% due September 15, 2052	Rule 457(r)	$325,000,000	99.426%	$323,134,500	0.0000927	$29,954.57

Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amount					$323,134,500		$29,954.57
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$29,954.57

(1)	This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Tables” in Entergy Texas, Inc.’s Registration Statement on Form S-3 (File No. 333-266624-02), which was filed on August 8, 2022. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.